Exhibit 99.1

AXIS CAPITAL PRICES $250.0 MILLION OF 2.650% SENIOR NOTES DUE 2019 AND

$250.0 MILLION OF 5.150% SENIOR NOTES DUE 2045

Pembroke, Bermuda, (Business Wire) – March 6, 2014 – AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE: AXS) today announced that its indirect, wholly-owned subsidiary, AXIS Specialty Finance PLC, has priced an offering of $250.0 million aggregate principal amount of its 2.650% Senior Notes due 2019 and $250.0 million aggregate principal amount of its 5.150% Senior Notes due 2045 (collectively, the “notes”), fully and unconditionally guaranteed by AXIS Capital, pursuant to an effective shelf registration statement. Net proceeds from this offering will be used to repay AXIS Capital’s 5.75% senior notes due 2014.

AXIS Capital has applied for the notes to be admitted to the Official List of the Irish Stock Exchange and traded on the Global Exchange Market. If the application is approved, trading in the notes is expected to commence within 30 days after the initial delivery of the notes.

Barclays Capital Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc., will act as joint book-running managers for the offering. A registration statement relating to the offering has been filed with the SEC. You may obtain a copy of the preliminary prospectus supplement, the accompanying prospectus and the final prospectus supplement, when available, from the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you these documents if you request them by contacting Barclays Capital Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Email: barclaysprospectus@broadridge.com (tel: (888) 603-5847), Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Email: batprospectusdept@citigroup.com, (tel: (800) 831-9146) or HSBC Securities (USA) Inc. at 452 Fifth Avenue, New York, NY 10018, (tel: (866) 811-8049 (toll-free)).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity attributable to AXIS Capital at December 31, 2013 of $5.8 billion and locations in Bermuda, the United States, Europe, Singapore, Canada, Australia and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best. The foregoing ratings are not ratings of the notes or any of AXIS Capital’s securities.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include the occurrence of natural and man-made disasters; actual claims exceeding our loss reserves; general economic, capital and credit market conditions, the failure of any of the loss limitation methods we employ; the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions; the failure of our cedants to adequately evaluate risks; inability to obtain additional capital on favorable terms, or at all; the loss of one or more key executives; a decline in our ratings with rating agencies; loss of business provided to us by our major brokers; changes in accounting policies or practices; the use of industry catastrophe models and changes to these models; changes in governmental regulations; increased competition; changes in the political environment of certain countries in which we operate or underwrite business; fluctuations in interest rates, credit spreads, equity prices and/or currency values; and the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Linda Ventresca AXIS Capital Holdings Limited investorrelations@axiscapital.com (441) 405-2727	Media Michael Herley Kekst and Company michael-herley@kekst.com (212) 521-4897

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